UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 24, 2008
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, the planned time frames for the activities described in this report, the estimated total and cash charges relating to such activities, the timing and amount of the expected cost savings from such activities, and other statements regarding Hospira’s plans, objectives and strategies.  Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements.  Factors, risks and uncertainties that may affect Hospira’s operations and may cause actual results to be materially different from expectations include Hospira’s ability to effectively transition the manufacturing at the affected facility to other manufacturing facilities and/or outsource such manufacturing to third party suppliers, the cost and availability of such manufacturing or outsourcing, uncertainties regarding the number of affected employees and employee-related and other costs and the risks and uncertainties set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated by reference.  Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Item 2.05                                             Costs Associated with Exit or Disposal Activities

On April 24, 2008, Hospira announced a plan to exit its manufacturing operations at its Morgan Hill, California plant and transfer most of the operations to other Hospira locations or other third parties over the next two to three years.  The relatively higher costs of manufacturing in the impacted facility prompted this action.  Some product support and manufacturing positions will remain in Morgan Hill.

Hospira estimates that the plan will result in pre-tax charges to its earnings in the range of approximately $29 million to $35 million, which are expected to be recorded over the next three years, beginning in the second quarter of 2008.  Of these charges, approximately $24 million to $30 million will be cash related.  The cash related charges do not include capital expenditures related to establishing capacity in any new locations or the eventual proceeds from the sale of the existing facility in Morgan Hill.

Estimates of the total pre-tax charges Hospira expects to incur for each major type of cost associated with the plan are:  (i) $18 million to $22 million for employee-related costs, including costs for severance, retention and other assistance; (ii) $6 million to $8 million for other cash costs associated with the plan; and (iii) approximately $5 million in other non-cash charges, including accelerated depreciation of plant assets.  The annual savings associated with these actions are expected to reach approximately $15 million after-tax beginning in 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

HOSPIRA, INC.

Date: April 28, 2008	/s/ Brian J. Smith
By: Brian J. Smith
Its: Senior Vice President, General Counsel and Secretary